As filed with the Securities and Exchange Commission on April 1, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1389	52-0684746
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

42, rue Saint-Dominique Paris, France 75007 33-1-4062-1000	62 Buckingham Gate London, United Kingdom SW1E 6AJ 44-20-7074-3000

5599 San Felipe, 17th Floor Houston, Texas 77056 (713) 513-2000	Parkstraat 83, The Hague The Netherlands, 2514 JG 31-70-310-5400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Saul R. Laureles

Deputy General Counsel

Schlumberger Limited

5599 San Felipe, 17th Floor

Houston, Texas 77056

(713) 513-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. David Kirkland, Jr. Tull R. Florey Andrew J. Ericksen Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234	William C. Lemmer Senior Vice President and General Counsel Cameron International Corporation 1333 West Loop South, Suite 1700 Houston, Texas 77027 (713) 513-3300	Scott A. Barshay George F. Schoen Keith Hallam Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-207260

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $0.01 per share	1,435,120	N/A	$33,513,360	$3,375

(1)	This Registration Statement relates to the Registration Statement on Form S-4 filed by Schlumberger Limited (the “Company”) (Registration No. 333-207260), which was filed on October 2, 2015, amended on November 13, 2015 and declared effective by the Securities and Exchange Commission on November 16, 2015 (the “Prior Registration Statement”). This Registration Statement covers 1,435,120 additional shares of common stock, par value of $.01 per share, of the Company to be issuable upon the completion of the merger described in the Prior Registration Statement. In connection with the filing and amendment of the Prior Registration statement, 141,169,593 shares of common stock of the Company were registered with the Securities and Exchange Commission. The total number of shares of common stock of the registrant to be issued in connection with the Merger is now expected not to exceed 142,604,713.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rules 457(f) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of the registrant’s common stock was calculated based upon the market value of shares of Cameron International Corporation common stock (the securities to be canceled in the merger) in accordance with Rule 457(c), 457(f)(1) and 457(f)(3) and is calculated as follows: the product of (i) $67.555, the average of the high and low prices per share of Cameron International Corporation common stock on the New York Stock Exchange on March 31, 2016 multiplied by (ii) 496,090, the additional number of shares of Cameron International Corporation common stock that may be canceled and converted in the merger, computed as of March 31, 2016, that are being registered in connection with this Registration Statement on Form S-4.

This registration statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with the Securities and Exchange Commission pursuant to General Instruction K of Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 1,435,120 shares of Common stock, par value $0.01 per share, of Schlumberger Limited (“Schlumberger”) for issuance to stockholders of Cameron International Corporation as part of the Merger Consideration pursuant to the Merger Agreement (each as defined in the Registration Statement on Form S-4 (Registration No. 333-207260) incorporated by reference herein). Schlumberger has previously registered 141,169,593 shares of Schlumberger common stock by means of a currently effective registration statement on Form S-4 (Registration No. 333-207260).

INCORPORATION OF DOCUMENTS BY REFERENCE

This registration statement incorporates by reference the contents of the Registration Statement on Form S-4 (Registration No. 333-207260), including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 1, 2016.

SCHLUMBERGER N.V.
(Schlumberger Limited)

By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Paal Kibsgaard	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	April 1, 2016

* Simon Ayat	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 1, 2016

* Howard Guild	Chief Accounting Officer (Principal Accounting Officer)	April 1, 2016

* Peter L.S. Currie	Director	April 1, 2016

* V. Maureen Kempston Darkes	Director	April 1, 2016

* Nikolay Kudryavtsev	Director	April 1, 2016

* Michael E. Marks	Director	April 1, 2016

* Indra K. Nooyi	Director	April 1, 2016

* Lubna S. Olayan	Director	April 1, 2016

* Leo Rafael Reif	Director	April 1, 2016

* Tore I. Sandvold	Director	April 1, 2016

Signature	Title	Date

* Henri Seydoux	Director	April 1, 2016

* By:	/s/ Saul Laureles
Name: Saul Laureles, Attorney-in-Fact

EXHIBIT INDEX

2.1	Agreement and Plan of Merger among Schlumberger Holdings Corporation, Rain Merger Sub LLC, Schlumberger Limited (Schlumberger N.V.) and Cameron International Corporation, dated August 25, 2015 (incorporated by reference to Annex A to the proxy statement/prospectus that is part of the Prior Registration Statement (Registration No. 333-207260)).

3.1	Articles of Incorporation of Schlumberger Limited (Schlumberger N.V.), as last amended on April 6, 2011 (incorporated by reference to Exhibit 3 to Schlumberger’s Current Report on Form 8-K filed on April 7, 2011).

3.2	Amended and Restated By-Laws of Schlumberger Limited (Schlumberger N.V.), as last amended on May 12, 2015 (incorporated by reference to Exhibit 3.1 to Schlumberger’s Current Report on Form 8-K filed on May 14, 2015).

5.1	Opinion of STvB Advocaten (Curaçao) N.V.

21.1	Subsidiaries of Schlumberger Limited (Schlumberger N.V.) (incorporated by reference to Exhibit 21 to Schlumberger’s Annual Report on Form 10-K for the year ended December 31, 2015).

23.1	Consent of STvB Advocaten (Curaçao) N.V. (included in the opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Schlumberger Limited (Schlumberger N.V.).

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm for Cameron International Corporation.

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement (Registration No. 333-207260)).

99.1	Form of Proxy Card of Cameron International Corporation (incorporated by reference to Exhibit 99.1 to the Prior Registration Statement (Registration No. 333-207260)).

99.2	Consent of Credit Suisse Securities (USA) LLC (incorporated by reference to Exhibit 99.2 to the Prior Registration Statement (Registration No. 333-207260)).